For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Results for Second Quarter 2016

and Announces Quarterly Dividend

July 19, 2016, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the second quarter of 2016 of  $5.4 million, or $0.28 per diluted share, compared to $4.2 million, or $0.22 per diluted share, for the second quarter of 2015. Net income for the six months ended June 30, 2016 totaled $7.3 million, or $0.38 per diluted share, compared to $8.7 million, or $0.46 per diluted share, for the six months ended June 30, 2015. Included in the first six months of 2016 results is a first quarter $4.4 million loan loss provision primarily driven by the impact of low energy prices combined with deterioration in a few general business credits.

Southwest announced that its board of directors has approved a quarterly cash dividend of $0.08 per share payable August 12, 2016 to shareholders of record as of July 29, 2016.

Mark Funke, President and CEO, stated, “We are pleased with the improvement in earnings and efficiency.  Loan growth was good in the second quarter and asset quality improved. Here are several highlights to take from this quarter.

•

Total loans grew $39.5 million to $1.82 billion from first quarter of 2016 and $371.9 million, or 26%,  compared to the second quarter of 2015. We  funded $51.4 million in new loans  during the second quarter of 2016 making this our tenth consecutive quarter of loan growth.

•	The quarterly net interest margin was 3.48% at June 30, 2016, compared to 3.54% at March 31, 2016 and 3.31% at June 30, 2015.
•

Pre-tax, pre-provision income was $8.0 million in the second quarter, an increase of 8% from $7.5 million in the first quarter of 2016 and an increase of 51% from $5.3 million in the second quarter of 2015.

•	The efficiency ratio for the second quarter of 2016 improved to 65.70%, compared to 67.48% for the first quarter of 2016 and 71.83% for the second quarter of 2015.
•

On May 25, 2016 our board of directors authorized a fourth consecutive share repurchase program of up to another 5.0%, or approximately 921,000 shares of Southwest’s outstanding common stock,  which becomes effective as of the earlier of:  (a) the date Southwest completes its repurchase of all the shares of Southwest’s common stock that it is authorized to purchase under its current stock repurchase program that became effective as of February 23, 2016; or (b) February 23, 2017, which is the original expiration date of the current program. During the first six months of 2016, Southwest repurchased 1,336,387 shares for a total of $21.0 million, and since August 2014, Southwest has repurchased 2,457,945 shares under the share repurchase programs  for a total of $39.8 million.

“Diluted earnings per share of $0.28 was up 27% from the same quarter a year ago. We  will continue to focus our company on producing consistent, conservative, and sustainable earnings through the expansion of our revenue base while prudently managing risk and expenses.”

Financial Overview

Condition:    As of June 30, 2016, total assets were $2.4 billion, an increase of $41.4 million, when compared to March 31, 2016. As of June 30, 2016, total loans were $1.8 billion, an increase of $39.5 million from the prior quarter end. As of June 30, 2016,  investment securities were $422.3 million, a decrease of $0.7 million from the prior quarter end. Cash and cash equivalents at June 30, 2016  were $68.1 million,  an increase of $0.7 million from March 31, 2016.

At June 30, 2016, the allowance for loan losses was $26.9 million, a decrease of  $0.3 million when compared to March 31, 2016 and an increase of  $0.7 million when compared to June 30, 2015.  The allowance for loan losses to portfolio loans was 1.48%  as of June 30, 2016,  down from 1.53% as of March 31, 2016,  and from 1.82% as of June 30, 2015.  The allowance for loan losses to nonperforming loans was 121.80%  as of June 30, 2016, compared to 122.01% as of March 31, 2016 and 295.03% as of June 30, 2015. The total allowance for loan losses combined with the purchase discount on acquired loans represents 1.87% of gross loans as of June 30, 2016, compared to 1.96% as of March 31, 2016.

Nonperforming loans were  $22.3  million at June 30, 2016,  an increase of $0.1 million from March 31, 2016, and an increase of $13.4 million from June 30, 2015.  Other real estate at June 30, 2016 was $2.1 million, which is down from $2.3 million at March 31, 2016 and $2.4 million at June 30, 2015.  Nonperforming assets were $24.4 million, or 1.35% of portfolio loans and other real estate, as of June 30, 2016, compared to $24.5 million, or 1.38% of portfolio loans and other real estate, as of March 31, 2016, and $11.3 million, or 0.78% of portfolio loans and other real estate, as of June 30, 2015.

As of June 30, 2016, total deposits were $1.9 billion, an increase of $7.6  million,  when compared to March 31, 2016. Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 83% and 87% of total funding as of June 30, 2016 and March 31, 2016, respectively.  Wholesale funding, including Federal Home Loan Bank borrowings, federal funds purchased, and brokered deposits, accounted for 17%  and 13%  of total funding at June 30, 2016 and March 31, 2016, respectively.  See Table 7  for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of June 30, 2016 exceeded the criteria for regulatory classification as “well-capitalized”. Southwest’s total regulatory capital was $339.6 million, for a total risk-based capital ratio of 15.56%, Common Equity Tier 1 capital was $266.9 million, for a Common Equity Tier 1 ratio of 12.23%, and Tier 1 capital was $312.2 million, for a Tier 1 risk-based capital ratio of 14.31%. Bank SNB had total regulatory capital of  $321.7 million, for a total risk-based capital ratio of 14.78% and Common Equity Tier 1 and Tier 1 capital of $294.4 million, for a Common Equity Tier 1 and Tier 1 risk-based capital ratio of 13.53%. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Second Quarter Results:

Summary:  For the second quarter of 2016, net income was $5.4 million, compared to $1.9 million for the first quarter of 2016 and $4.2 million for the second quarter of 2015.  Pre-tax, pre-provision income for the second quarter of 2016 was $8.0 million, compared to $7.5 million for the first quarter of 2016 and $5.3 million for the second quarter of 2015.

The $3.5 million increase in net income compared to the first quarter of 2016 was primarily due to the $4.4 million provision for loan losses recorded in the prior quarter. The increase in net income also includes a $0.5 million increase in noninterest income and a $0.7 million decrease in noninterest expense, offset in part by a $0.1 million decrease in net interest income, and a $1.9 million increase in income taxes.

The $1.3 million increase in net income compared to the second quarter of 2015 was due to a $3.9 million increase in net interest income and a $0.5 million increase in noninterest income, offset in part by a $1.1 million increase in the provision for loan losses, a  $1.3 million increase in noninterest expense, and a $0.7 million increase in income taxes. The increases in net interest income, noninterest income, and noninterest expense are due in part to the First Commercial Bancshares, Inc. acquisition that occurred in the fourth quarter of 2015.

Net Interest Income:    Net interest income totaled $19.7 million for the second quarter of 2016, compared to $19.8 million for the first quarter of 2016 and $15.8 million for the second quarter of 2015. Net interest margin was 3.48% for the second quarter of 2016, compared to 3.54% for the first quarter of 2016 and 3.31% for the second quarter of 2015. Included in interest income for the second quarter of 2016, the first quarter of 2016, and the second quarter of 2015 was $0.2 million, $0.3 million, and $0.2 million of accelerated discount accretion, respectively. The net effects of these adjustments on the net interest margins  were a 3 basis point, a  5 basis point, and a 5 basis point increase, respectively for each quarter. Average loans (including loans held for sale) for the second quarter of 2016 increased $10.6 million when compared to March 31, 2016, and $360.5 million when compared to June 30, 2015. Loans acquired in the fourth quarter of 2015 were $202.4 million.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for loan losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period. The provision for loan losses was a provision of $10,000 for the second quarter of 2016, compared to a provision of $4.4 million for the first quarter of 2016, and a  negative provision of $1.1 million for the second quarter of 2015.  The first quarter 2016 provision was driven primarily by the impact of low energy prices combined with deterioration in a few general business credits.  During the second quarter of 2016,  net charge-offs totaled  $0.3 million, or 0.07% (annualized) of average portfolio loans, compared to net charge-offs of $3.3 million, or 0.75% (annualized) of average portfolio loans for the first quarter of 2016 and net recoveries of $0.1 million, or (0.03%) (annualized) of average portfolio loans for the second quarter of 2015.

Noninterest Income:  Noninterest income totaled $3.9  million for the second quarter of 2016, compared to $3.4 million for the first quarter of 2016 and the second quarter of 2015.

The $0.5 million increase  from the first quarter of 2016 is primarily the result of a  $0.3 million increase in the gain on sales of mortgage loans and a $0.1 million increase in other noninterest income, which is primarily from customer risk management interest rate swap income. Included in service charges and fees was a $0.2 million and a $0.3 million impairment on mortgage servicing rights for the second quarter of 2016 and the first quarter of 2016, respectively.

The $0.5 million increase from the second quarter of 2015 is the result of a  $0.1 million increase in service charges and fees, a $0.1 million increase in the gain on sales of mortgage loans and a $0.2 million increase in other noninterest income, which includes income on bank owned life insurance and customer risk management interest rate swap income.

Noninterest Expense:    Noninterest expense totaled $15.3 million for the second quarter of 2016, compared to $16.0 million for the first quarter of 2016 and $14.0 million for the second quarter of 2015.

The $0.7 million decrease in noninterest expense from the first quarter of 2016 was primarily due to a $0.5 million decrease in the provision for unfunded loan commitments and a $0.5 million decrease in general and administrative expense, which includes a $0.2 million decrease in business development expenses and a $0.2 million decrease in professional fees, offset in part by a  $0.2 million increase in personnel expense.

The $1.3 million increase in noninterest expense from the second quarter of 2015 consisted of a  $1.3 million increase in personnel expense, a $0.5 million increase in occupancy, and a $0.1 million increase in FDIC and other insurance, offset in part by a $0.1 million decrease in other real estate expense, a $0.4 million decrease in the provision for unfunded loan commitments, and a $0.1 million decrease in general and administrative expense, which includes a $0.1 million decrease in business development expenses, a $0.1 million decrease in professional fees, and a $0.1 million increase in intangible amortization expense.

Income Tax:  Income tax expense totaled $2.9  million for the second quarter of 2016, compared to  $1.0 million for the first quarter of 2016 and $2.2 million for the second quarter of 2015.  The income tax expense fluctuates in relation to pre-tax income levels. The second quarter of 2016 effective tax rate was 34.70%,  compared to 35.19% for the first quarter of 2016 and 34.51% for the second quarter of 2015. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Year-to-Date Results:

Summary:  Net income was $7.3 million for the six months ended June 30, 2016, compared to $8.7 million for the six months ended June 30, 2015. The $1.4 million decrease in net income from 2015 is the result of a $7.4 million increase in the provision for loan losses and a $4.2 million increase in noninterest expense due to increased personnel, occupancy, and general and administrative expenses, offset in part by an $8.1 million increase in net interest income, a $1.0 million increase in noninterest income, and a $1.0 million decrease in income taxes. The increases in noninterest expense, net interest income, and noninterest income are due in part to the First Commercial Bancshares, Inc. acquisition that occurred in the fourth quarter of 2015.

Net Interest Income:    Net interest income totaled $39.5 million for the first six months of 2016, compared to $31.4 million for the first six months of 2015, an increase of $8.1 million.  Year-to-date net interest margin was 3.51%, compared to 3.28% for 2015.  Included in interest income for the first six months of 2016 and the first six months of 2015 was $0.5 million and $0.3 million of accelerated discount accretion, respectively. The net effect on the net interest margin was a 4 basis point and a 3 basis point increase, respectively for each six-month period.  Average loans (including loans held for sale) as of June 30, 2016 increased $365.1 million when compared to June 30, 2015. Loans acquired in the fourth quarter of 2015 were $202.4 million.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period. The provision for loan losses was $4.4 million for the first six months of 2016, compared to a negative provision of $3.0 million for the first six months of 2015. The provision for loans losses for the first six months of 2016 was driven primarily by the impact of low energy prices combined with deterioration in a few general business credits that occurred in the first quarter of 2016. Net charge-offs totaled $3.6 million, or 0.41% (annualized) of average portfolio loans year-to-date as of June 30, 2016, compared to net recoveries of $0.8 million, or (0.11%) (annualized) of average portfolio loans for the same period in 2015.

Noninterest Income:  Noninterest income totaled $7.3 million for the first six months of 2016, compared to $6.2 million for the first six months of 2015. The increase consists of a $0.2 million increase in service charges and fees, which for the first six months of 2016 includes a $0.5 million impairment of mortgage servicing rights, a $0.2 million increase in gains on sales of mortgage loans, a $0.1 million increase in the gain on sale of investment securities and, a $0.5 million increase in other noninterest income, which includes income on bank owned life insurance and customer risk management interest rate swap income.

Noninterest Expense:    Noninterest expense totaled $31.3 million for the first six months of 2016, compared to $27.1 million for the first six months of 2015.  The increase consists of a $2.7 million increase in personnel expense, a $0.9 million increase in occupancy, a $0.2 million increase in FDIC and other insurance, a $0.1 million increase in the provision for unfunded loan commitments, and a $0.5 million increase in general and administrative expense, which includes a $0.1 million increase in business development expense, a $0.1 million increase in telephone expense, and a $0.2 million increase in intangible amortization expense, offset in part by a $0.1 million decrease in other real estate expense.

Income Tax:  Income tax expense totaled $3.9 million for the first six months of 2016, compared to $4.9 million for the first six months of 2015.  The income tax expense fluctuates in relation to pre-tax income levels. The year-to-date effective tax rate was 34.83% as of June 30, 2016, compared to 36.10% as of June 30, 2015. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Conference Call

Southwest will host a conference call to review these results on Wednesday, July 20, 2016 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10088802. Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international). Participants are encouraged to dial into the call approximately 10 minutes prior to the start time. The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb160720. An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10088802. Telephone replay access will be available until August 20, 2016.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”). Bank SNB offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, Kansas, and Colorado.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company. At June 30, 2016,  Southwest had total assets of approximately  $2.4 billion, deposits of $1.9 billion, and shareholders’ equity of $282.4 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers. The strategic focus on healthcare lending was established in 1974. Southwest and its banking subsidiary provide credit and other remittance services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of June 30, 2016, approximately $435.2 million, or 24%,  of loans were loans to individuals and businesses in the healthcare industry. Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding acquisitions and divestitures;
•	Assessments of loan quality, probable loan losses or negative provisions, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of June 30, 2016 through the date its financial statements are filed with the Securities and Exchange Commission. The June 30,  2016 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-YTD	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Second Quarter			First Quarter
QUARTERLY HIGHLIGHTS	2016	2015	% Change	2016	% Change
Operations
Net interest income	$19,695	$15,791	25%	$19,840	(1)%
Provision (credit) for loan losses	10	(1,136)	(101)	4,375	(100)
Noninterest income	3,871	3,409	14	3,415	13
Noninterest expense	15,268	13,982	9	15,996	(5)
Income before taxes	8,288	6,354	30	2,884	187
Taxes on income	2,876	2,193	31	1,015	183
Net income	5,412	4,161	30	1,869	190
Diluted earnings per share	0.28	0.22	27	0.10	193
Balance Sheet
Total assets	2,402,262	2,031,581	18	2,360,819	2
Loans held for sale	7,090	6,687	6	1,803	293
Portfolio loans	1,814,287	1,442,743	26	1,780,081	2
Total deposits	1,902,865	1,624,446	17	1,895,248	0
Total shareholders' equity	282,360	273,681	3	285,661	(1)
Book value per common share	15.06	14.38	5	14.81	2
Key Ratios
Net interest margin	3.48%	3.31%		3.54%
Efficiency ratio	65.70	71.83		67.48
Total capital to risk-weighted assets	15.48	19.09		15.39
Nonperforming loans to portfolio loans	1.23	0.62		1.25
Shareholders' equity to total assets	11.75	13.47		12.10
Tangible common equity to tangible assets*	11.16	13.40		11.49
Return on average assets (annualized)	0.91	0.85		0.32
Return on average common equity (annualized)	7.67	6.11		2.56
Return on average tangible common equity (annualized)**	8.13	6.14		2.71

	Six Months
YEAR-TO-DATE HIGHLIGHTS	2016	2015	% Change
Operations
Net interest income	$39,535	$31,401	26%
Provision (credit) for loan losses	4,385	(3,023)	(245)
Noninterest income	7,286	6,249	17
Noninterest expense	31,264	27,064	16
Income before taxes	11,172	13,609	(18)
Taxes on income	3,891	4,913	(21)
Net income	7,281	8,696	(16)
Diluted earnings per share	0.38	0.46	(17)
Balance Sheet
Total assets	2,402,262	2,031,581	18
Loans held for sale	7,090	6,687	6
Portfolio loans	1,814,287	1,442,743	26
Total deposits	1,902,865	1,624,446	17
Total shareholders' equity	282,360	273,681	3
Book value per common share	15.06	14.38	5
Key Ratios
Net interest margin	3.51%	3.28%
Efficiency ratio	66.58	71.76
Total capital to risk-weighted assets	15.48	19.09
Nonperforming loans to portfolio loans	1.23	0.62
Shareholders' equity to total assets	11.75	13.47
Tangible common equity to tangible assets*	11.16	13.40
Return on average assets (annualized)	0.62	0.88
Return on average common equity (annualized)	5.07	6.44
Return on average tangible common equity (annualized)**	5.38	6.48

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 7 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	June 30,	December 31,	June 30,
	2016	2015	2015
Assets
Cash and due from banks	$35,822	$24,971	$22,923
Interest-bearing deposits	32,266	53,158	133,765
Cash and cash equivalents	68,088	78,129	156,688
Securities held to maturity (fair values of $12,660, $12,282, and $11,818 respectively)	12,161	11,797	11,364
Securities available for sale (amortized cost of $406,427, $401,136 and $360,609, respectively)	410,135	400,331	361,896
Loans held for sale	7,090	7,453	6,687
Loans receivable	1,814,287	1,771,975	1,442,743
Less: Allowance for loan losses	(26,876)	(26,106)	(26,219)
Net loans receivable	1,787,411	1,745,869	1,416,524
Accrued interest receivable	5,730	5,767	4,281
Non-hedge derivative asset	5,163	1,793	701
Premises and equipment, net	22,971	23,819	18,251
Other real estate	2,122	2,274	2,393
Goodwill	13,467	13,467	1,214
Other intangible assets, net	5,934	6,615	3,923
Other assets	61,990	59,708	47,659
Total assets	$2,402,262	$2,357,022	$2,031,581

Liabilities
Deposits:
Noninterest-bearing demand	$545,421	$596,494	$515,156
Interest-bearing demand	160,886	151,015	131,547
Money market accounts	547,415	534,357	496,178
Savings accounts	55,209	56,333	35,647
Time deposits of $100,000 or more	323,137	311,538	233,105
Other time deposits	270,797	234,368	212,813
Total deposits	1,902,865	1,884,105	1,624,446
Accrued interest payable	931	867	774
Non-hedge derivative liability	5,163	1,793	701
Other liabilities	10,982	11,684	9,747
Other borrowings	153,568	110,927	75,839
Subordinated debentures	46,393	51,548	46,393
Total liabilities	2,119,902	2,060,924	1,757,900

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
21,223,613, 21,138,028 and 19,900,855 shares issued, respectively	21,224	21,138	19,901
Additional paid-in capital	122,293	121,966	101,518
Retained earnings	177,373	173,210	166,837
Accumulated other comprehensive income (loss)	1,503	(1,290)	(233)
Treasury stock, at cost, 2,472,830, 1,131,226 and 867,310 shares, respectively	(40,033)	(18,926)	(14,342)
Total shareholders' equity	282,360	296,098	273,681
Total liabilities and shareholders' equity	$2,402,262	$2,357,022	$2,031,581

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the six months
	June 30,	March 31,	June 30,	ended June 30,
	2016	2016	2015	2016	2015
Interest income
Loans	$20,031	$20,030	$15,839	$40,061	$31,409
Investment securities	1,962	1,965	1,549	3,927	3,102
Other interest-earning assets	51	53	67	104	168
Total interest income	22,044	22,048	17,455	44,092	34,679

Interest expense
Interest-bearing deposits	1,428	1,307	862	2,735	1,697
Other borrowings	342	309	241	651	468
Subordinated debentures	579	592	561	1,171	1,113
Total interest expense	2,349	2,208	1,664	4,557	3,278

Net interest income	19,695	19,840	15,791	39,535	31,401

Provision (credit) for loan losses	10	4,375	(1,136)	4,385	(3,023)

Net interest income after provision for loan losses	19,685	15,465	16,927	35,150	34,424

Noninterest income
Service charges and fees	2,556	2,549	2,450	5,105	4,878
Gain on sales of mortgage loans	722	401	621	1,123	969
Gain on sale/call of investment securities, net	165	126	138	291	143
Other noninterest income	428	339	200	767	259
Total noninterest income	3,871	3,415	3,409	7,286	6,249

Noninterest expense
Salaries and employee benefits	9,587	9,342	8,289	18,929	16,203
Occupancy	2,669	2,671	2,201	5,340	4,485
Data processing	430	470	410	900	856
FDIC and other insurance	432	368	316	800	628
Other real estate, net	8	13	112	21	133
Provision for unfunded loan commitments	(263)	215	115	(48)	(110)
General and administrative	2,405	2,917	2,539	5,322	4,869
Total noninterest expense	15,268	15,996	13,982	31,264	27,064
Income before taxes	8,288	2,884	6,354	11,172	13,609
Taxes on income	2,876	1,015	2,193	3,891	4,913
Net income	$5,412	$1,869	$4,161	$7,281	$8,696

Pre-tax, pre-provision income*	$8,035	$7,474	$5,333	$15,509	$10,476

Basic earnings per common share	$0.29	$0.10	$0.22	$0.38	$0.46
Diluted earnings per common share	0.28	0.10	0.22	0.38	0.46
Common dividends declared per share	0.08	0.08	0.06	0.16	0.12

*This is a Non-GAAP based financial measure. Pre-tax, pre-provision income is calculated as follows:
Net Income + Taxes on income + Provision (credit) for loan losses + Provision for unfunded loan commitments

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	June 30, 2016		March 31, 2016		June 30, 2015
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,799,591	4.48%	$1,788,992	4.50%	$1,439,050	4.41%
Investment securities	428,275	1.84	412,307	1.92	369,677	1.68
Other interest-earning assets	48,569	0.42	51,031	0.42	103,943	0.26
Total interest-earning assets	2,276,435	3.89	2,252,330	3.94	1,912,670	3.66
Other assets	103,566		107,874		58,267
Total assets	$2,380,001		$2,360,204		$1,970,937

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$165,011	0.16%	$160,638	0.16%	$137,781	0.09%
Money market accounts	537,734	0.25	542,800	0.24	473,993	0.15
Savings accounts	54,808	0.13	55,834	0.14	34,702	0.10
Time deposits	589,029	0.69	564,213	0.65	448,175	0.57
Total interest-bearing deposits	1,346,582	0.43	1,323,485	0.40	1,094,651	0.32
Other borrowings	141,623	0.97	117,171	1.06	60,568	1.60
Subordinated debentures	46,393	4.99	48,546	4.88	46,393	4.84
Total interest-bearing liabilities	1,534,598	0.62	1,489,202	0.60	1,201,612	0.56

Noninterest-bearing demand deposits	547,963		563,022		485,984
Other liabilities	13,598		14,769		10,005
Shareholders' equity	283,842		293,211		273,336
Total liabilities and shareholders' equity	$2,380,001		$2,360,204		$1,970,937

Net interest income and spread		3.27%		3.34%		3.10%
Net interest margin (1)		3.48%		3.54%		3.31%
Average interest-earning assets
to average interest-bearing liabilities	148.34%		151.24%		159.18%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE (Dollars in thousands)	Table 5

	For the six months ended June 30,
	2016		2015
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,794,291	4.49%	$1,429,148	4.43%
Investment securities	420,291	1.88	368,782	1.70
Other interest-earning assets	49,800	0.42	131,290	0.26
Total interest-earning assets	2,264,382	3.92	1,929,220	3.62
Other assets	105,720		53,888
Total assets	$2,370,102		$1,983,108

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$162,825	0.16%	$138,335	0.09%
Money market accounts	540,267	0.24	479,287	0.15
Savings accounts	55,321	0.13	34,030	0.10
Time deposits	576,621	0.67	441,330	0.57
Total interest-bearing deposits	1,335,034	0.41	1,092,982	0.31
Other borrowings	129,397	1.01	66,405	1.42
Subordinated debentures	47,469	4.93	46,393	4.80
Total interest-bearing liabilities	1,511,900	0.61	1,205,780	0.55

Noninterest-bearing demand deposits	555,493		494,582
Other liabilities	14,184		10,458
Shareholders' equity	288,525		272,288
Total liabilities and shareholders' equity	$2,370,102		$1,983,108

Net interest income and spread		3.31%		3.07%
Net interest margin (1)		3.51%		3.28%
Average interest-earning assets
to average interest-bearing liabilities	149.77%		160.00%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

	2016		2015
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$862,287	$878,822	$938,462	$869,250	$759,406	$759,676
One-to-four family residential	183,693	158,078	161,958	95,906	85,338	86,343
Real estate construction:
Commercial	175,805	156,454	129,070	126,407	186,140	192,052
One-to-four family residential	20,347	24,202	21,337	12,866	13,107	12,586
Commercial	558,472	543,822	507,173	423,480	384,788	366,282
Installment and consumer	20,773	20,506	21,429	20,185	20,651	21,306
Total loans, including held for sale	1,821,377	1,781,884	1,779,429	1,548,094	1,449,430	1,438,245
Less allowance for loan losses	(26,876)	(27,168)	(26,106)	(26,593)	(26,219)	(27,250)
Total loans, net	$1,794,501	$1,754,716	$1,753,323	$1,521,501	$1,423,211	$1,410,995
LOANS BY SEGMENT
Oklahoma banking****	$1,085,986	$1,060,482	$1,048,473	$832,282	$810,367	$814,949
Texas banking	577,333	560,421	580,476	563,010	493,047	478,005
Kansas banking	158,058	160,981	150,480	152,802	146,016	145,291
Total loans	$1,821,377	$1,781,884	$1,779,429	$1,548,094	$1,449,430	$1,438,245
NONPERFORMING LOANS BY TYPE
Construction & development	$1,436	$1,444	$1,010	$391	$416	$392
Commercial real estate	3,894	3,830	3,992	1,795	2,141	2,247
Commercial	13,800	13,461	13,491	11,727	5,114	5,447
One-to-four family residential	3,120	3,448	1,777	1,016	1,216	1,065
Consumer	75	84	88	148	-	-
Total nonperforming loans	$22,325	$22,267	$20,358	$15,077	$8,887	$9,151
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking****	$9,268	$7,978	$6,948	$2,846	$1,670	$2,244
Texas banking	12,586	13,521	12,450	11,025	5,353	5,264
Kansas banking	471	768	960	1,206	1,864	1,643
Total nonperforming loans	$22,325	$22,267	$20,358	$15,077	$8,887	$9,151
OTHER REAL ESTATE BY TYPE
Construction & development	$1,962	$2,060	$2,060	$2,025	$2,035	$2,035
Commercial real estate	160	214	214	249	358	220
Total other real estate	$2,122	$2,274	$2,274	$2,274	$2,393	$2,255
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking****	$220	$274	$274	$200	$200	$-
Texas banking	1,902	2,000	2,000	2,025	2,000	2,000
Kansas banking	-	-	-	49	193	255
Total other real estate	$2,122	$2,274	$2,274	$2,274	$2,393	$2,255

****Due to immateriality, Colorado banking is included within Oklahoma banking.
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2016		2015
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$-	$-	$-	$-	$-	$201
Commercial real estate	33,472	36,216	26,981	22,362	20,375	24,672
Commercial	29,537	29,931	9,879	7,366	14,519	14,016
One-to-four family residential	1,353	2,275	2,285	79	80	81
Consumer	2	38	10	-	-	-
Total potential problem loans	$64,364	$68,460	$39,155	$29,807	$34,974	$38,970
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking****	$43,895	$46,102	$32,970	$23,597	$23,231	$26,713
Texas banking	17,726	18,801	4,165	4,086	9,180	9,541
Kansas banking	2,743	3,557	2,020	2,124	2,563	2,716
Total potential problem loans	$64,364	$68,460	$39,155	$29,807	$34,974	$38,970
ALLOWANCE ACTIVITY
Balance, beginning of period	$27,168	$26,106	$26,593	$26,219	$27,250	$28,452
Charge-offs	538	3,725	569	226	325	230
Recoveries	236	412	648	577	430	915
Net charge-offs (recoveries)	302	3,313	(79)	(351)	(105)	(685)
Provision (credit) for loan losses	10	4,375	(566)	23	(1,136)	(1,887)
Balance, end of period	$26,876	$27,168	$26,106	$26,593	$26,219	$27,250
NET CHARGE-OFFS BY TYPE
Construction & development	$-	$-	$-	$(16)	$(15)	$5
Commercial real estate	(44)	(187)	219	24	82	(118)
Commercial	82	3,408	(286)	(325)	(52)	(188)
One-to-four family residential	(12)	41	(48)	(68)	(91)	(331)
Consumer	276	51	36	34	(29)	(53)
Total net charge-offs (recoveries) by type	$302	$3,313	$(79)	$(351)	$(105)	$(685)
NET CHARGE-OFFS BY SEGMENT
Oklahoma banking****	$127	$458	$288	$(86)	$25	$(309)
Texas banking	211	952	(415)	(103)	(72)	(114)
Kansas banking	(36)	1,903	48	(162)	(58)	(262)
Total net charge-offs (recoveries) by segment	$302	$3,313	$(79)	$(351)	$(105)	$(685)

****Due to immateriality, Colorado banking is included within Oklahoma banking.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 7

	2016		2015
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.29	$0.10	$0.23	$0.22	$0.22	$0.24
Diluted earnings per common share	0.28	0.10	0.23	0.22	0.22	0.24
Common dividends declared per share	0.08	0.08	0.06	0.06	0.06	0.06
Book value per common share	15.06	14.81	14.80	14.57	14.38	14.26
Tangible book value per share*	14.20	13.97	13.98	14.49	14.29	14.17
COMMON STOCK
Shares issued	21,223,613	21,225,034	21,138,028	19,901,336	19,900,855	19,900,350
Less treasury shares	2,472,830	1,939,989	1,131,226	868,617	867,310	867,310
Outstanding shares	18,750,783	19,285,045	20,006,802	19,032,719	19,033,545	19,033,040
OTHER FINANCIAL DATA
Investment securities	$422,296	$423,030	$412,128	$388,543	$373,260	$377,545
Loans held for sale	7,090	1,803	7,453	7,024	6,687	9,106
Portfolio loans	1,814,287	1,780,081	1,771,975	1,541,070	1,442,743	1,429,139
Total loans	1,821,377	1,781,884	1,779,428	1,548,094	1,449,430	1,438,245
Total assets	2,402,262	2,360,819	2,357,022	2,059,899	2,031,581	2,003,079
Total deposits	1,902,865	1,895,248	1,884,105	1,626,250	1,624,446	1,616,454
Other borrowings	153,568	117,763	110,927	96,801	75,839	58,578
Subordinated debentures	46,393	46,393	51,548	46,393	46,393	46,393
Total shareholders' equity	282,360	285,661	296,098	277,344	273,681	271,444
Mortgage servicing portfolio	443,568	434,340	432,318	422,845	415,961	407,903
INTANGIBLE ASSET DATA
Goodwill	$13,467	$13,467	$13,467	$1,214	$1,214	$1,214
Core deposit intangible	2,584	2,734	2,894	342	405	467
Mortgage servicing rights	3,350	3,411	3,721	3,631	3,518	3,399
Total intangible assets	$19,401	$19,612	$20,082	$5,187	$5,137	$5,080
Intangible amortization expense	$350	$341	$330	$243	$243	$168
DEPOSIT COMPOSITION
Non-interest bearing demand	$545,421	$552,499	$596,494	$526,159	$515,156	$506,952
Interest-bearing demand	160,886	168,210	151,015	114,877	131,547	140,659
Money market accounts	547,415	540,323	534,357	502,028	496,178	488,569
Savings accounts	55,209	56,235	56,333	36,163	35,647	34,413
Time deposits of $100,000 or more	323,137	314,496	311,538	238,318	233,105	227,426
Other time deposits	270,797	263,485	234,368	208,705	212,813	218,435
Total deposits**	$1,902,865	$1,895,248	$1,884,105	$1,626,250	$1,624,446	$1,616,454
OFFICES AND EMPLOYEES
FTE Employees	410	411	412	358	361	360
Branches	33	33	33	24	24	23
Assets per employee	$5,859	$5,744	$5,721	$5,754	$5,628	$5,564
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,902,865	$1,895,248	$1,884,105	$1,626,250	$1,624,446	$1,616,454
Less:
Brokered time deposits	61,709	55,901	39,797	10,086	7,683	7,694
Other brokered deposits	175,367	140,372	135,880	133,025	103,025	83,025
Non-brokered deposits	$1,665,789	$1,698,975	$1,708,428	$1,483,139	$1,513,738	$1,525,735
Plus:
Sweep repurchase agreements	42,568	42,763	37,273	50,801	50,839	33,578
Core funding	$1,708,357	$1,741,738	$1,745,701	$1,533,940	$1,564,577	$1,559,313

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8

	2016		2015
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.91%	0.32%	0.78%	0.81%	0.85%	0.92%
Return on average common equity (annualized)	7.67	2.56	6.14	5.94	6.11	6.78
Return on average tangible common equity
(annualized)*	8.13	2.71	6.46	5.97	6.14	6.82
Net interest margin (annualized)	3.48	3.54	3.48	3.34	3.31	3.25
Total dividends declared to net income	28.35	84.66	26.22	27.53	27.45	25.19
Effective tax rate	34.70	35.19	35.96	35.84	34.51	37.49
Efficiency ratio	65.70	67.48	72.17	68.16	71.83	71.69
NONPERFORMING ASSETS
Nonaccrual loans	$22,259	$22,161	$19,858	$15,076	$8,887	$9,151
90 days past due and accruing	66	106	500	1	-	-
Total nonperforming loans	22,325	22,267	20,358	15,077	8,887	9,151
Other real estate	2,122	2,274	2,274	2,274	2,393	2,255
Total nonperforming assets	$24,447	$24,541	$22,632	$17,351	$11,280	$11,406
Potential problem loans	$64,364	$68,460	$39,155	$29,807	$34,974	$38,970
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	1.35%	1.38%	1.28%	1.12%	0.78%	0.80%
Nonperforming loans to portfolio loans	1.23	1.25	1.15	0.98	0.62	0.64
Allowance for loan losses to portfolio loans	1.48	1.53	1.47	1.73	1.82	1.91
Allowance for loan losses to
nonperforming loans	120.39	122.01	128.23	176.38	295.03	297.78
Net loan charge-offs to average portfolio
loans (annualized)	0.07	0.75	(0.02)	(0.09)	(0.03)	(0.20)
CAPITAL RATIOS
Average total shareholders' equity to
average assets	11.93%	12.42%	12.77%	13.59%	13.87%	13.59%
Leverage ratio	13.16	13.45	14.41	15.84	16.12	15.75
Common equity tier 1 capital	12.18	12.13	13.21	14.57	15.30	15.51
Tier 1 capital to risk-weighted assets	14.22	14.14	15.53	16.95	17.84	18.10
Total capital to risk-weighted assets	15.48	15.39	16.79	18.21	19.09	19.36
Tangible common equity to tangible assets***	11.16	11.49	11.95	13.40	13.40	13.48
REGULATORY CAPITAL DATA
Common equity tier 1 capital	$266,366	$270,564	$282,737	$275,350	$272,048	$269,007
Tier I capital	311,127	315,326	332,468	320,350	317,048	314,007
Total capital	338,547	343,287	359,300	344,095	339,412	335,734
Total risk adjusted assets	2,187,262	2,230,326	2,140,344	1,889,892	1,777,618	1,734,401
Average total assets	2,363,351	2,344,259	2,307,421	2,022,972	1,966,577	1,993,446
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Common Equity to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$282,360	$285,661	$296,098	$277,344	$273,681	$271,444
Less goodwill and core deposit intangible	16,051	16,201	16,361	1,556	1,619	1,681
Tangible common equity	$266,309	$269,460	$279,737	$275,788	$272,062	$269,763
Total assets	$2,402,262	$2,360,819	$2,357,022	$2,059,899	$2,031,581	$2,003,079
Less goodwill and core deposit intangible	16,051	16,201	16,361	1,556	1,619	1,681
Tangible assets	$2,386,211	$2,344,618	$2,340,661	$2,058,343	$2,029,962	$2,001,398
Total shareholders' equity to total assets	11.75%	12.10%	12.56%	13.46%	13.47%	13.55%
Tangible common equity to tangible assets	11.16%	11.49%	11.95%	13.40%	13.40%	13.48%

Balance sheet amounts and ratios are as of period end unless otherwise noted.